POMEROY COMPUTER RESOURCES, INC.
                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement ("First Amendment") is made as of the ____ day of ____________________, 2002, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company"), and MICHAEL ROHRKEMPER ("Employee").

     WHEREAS, on the 28TH day of May, 2001, the Company and Employee executed an Employment Agreement ("Agreement") whereunder Employee agreed to serve as Vice President of Finance and Administration of the Company;

     WHEREAS, thereafter, on or about August 10, 2001, Employee was promoted to the position of Chief Financial Officer of the Company and he has continued to serve in such capacity since that time; and

     WHEREAS, Company and Employee desire to enter into this First Amendment to Employment Agreement to provide Employee with continued employment with the Company and additional responsibilities, duties, benefits and compensation incident thereto.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1.   Section  2  of  the  Agreement  shall  be  amended  as  follows:

     2.   Term.  The  term  of  Employee's  employment  pursuant  to  this First
          ----
          Amendment shall begin on the date first written above and shall continue for a period of three (3) years thereafter, unless terminated earlier pursuant to the provisions of Section 10 of the Agreement, provided that Sections 8, 9, 10(b), 11, if applicable, and 12, if applicable, of the Agreement shall survive the termination of such employment and shall expire in accordance with the terms set forth therein.

2.   The  first  sentence  of  Section  4  shall  be  amended  as  follows:

     4.  Duties.  Employee shall serve as Chief Financial Officer of the Company
         ------
     and  shall  report  directly  to  the  President  of  the  Company.

3. Section 5 shall be amended by deleting Sections 5(a), 5(d)(ii), 5(e), and 5(f) of the Agreement in their entirety and replacing them with the following:

     5.  Compensation.  For  all services rendered by the Employee, compensation
         ------------
     shall  be  paid  to  Employee  as  follows:

               (a)  Base  Salary. Effective June 1, 2002, Employee's base annual
                    ------------
               salary shall be $200,000.00. Employee shall be entitled to an increase in his annual base salary, in the event the Company meets or exceeds the following net profit before taxes thresholds: (1) if Company's net profit before taxes for fiscal year 2002 is greater than 4.5% during that period, Employee's annual base salary for the second year of this First Amendment shall be automatically increased by $25,000.00; and (2) if Company's net profit before taxes for fiscal year 2003


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               is  greater  than 5.0% during that period, Employee's annual base salary for the final year of the initial term of this three (3) year First Amendment shall be automatically increased by $25,000.00.


               (d)  Quarterly  Bonus.
                    -----------------
                         (ii) Employee shall also be eligible to receive a quarterly bonus if Company's net profit before taxes ("NPBT") meet or exceed certain thresholds, which are more particularly set forth herein below. If Company's NPBT for the applicable quarter is greater than 4.0%, Employee shall be entitled to receive a cash bonus of $10,000.00 for the quarter; if Company's NPBT for the applicable quarter is greater than 4.50%, Employee shall be entitled to receive a cash bonus of $15,000.00; or, if Company's NPBT is greater than 5.0%, Employee shall be entitled to receive a cash bonus of $20,000.00. In the event Company fails to attain the NPBT thresholds referenced hereinabove for the applicable quarter, Employee shall not be eligible for or entitled to any bonus hereunder.

               (e)  Year  End  Bonus  based  on  Company's  Performance/Results.
                    -----------------------------------------------------------
               Employee shall be eligible to receive a year end bonus in accordance with the following schedule so long as (1) Company achieves a net profit before taxes ("NPBT") greater than 4.25% for fiscal year 2002; (2) the Company's Core Services, excluding extended warranties and cabling, are equal to or greater than $107,000,000.00; and (3) Company's gross sales are in excess of the following thresholds: If Company generates gross sales in excess of $870,000,000.00 for fiscal year 2002, Employee shall be entitled to receive $25,000.00 in cash or stock and 5,000 stock options; if Company generates gross sales in excess of $900,000,000.00 for fiscal year 2002, Employee shall be entitled to receive $50,000.00 in cash or stock and 10,000 stock options; or if Company generates gross sales in excess of $930,000,000.00 for fiscal year 2002, Employee shall be entitled to receive $100,000.00 in cash or stock and 15,000 stock options. Employee understands and acknowledges that payment of fifty percent (50%) of any cash bonus deemed earned by Employee hereunder shall be deferred and subject to a five (5) year vesting schedule.
               Employee further understands and acknowledges that any stock options awarded hereunder shall be subject to a three (3) year vesting schedule. Any such stock option awards made pursuant to this Section 5(e) shall be made subject to any and all terms and conditions contained in the Company's 1992 Non-Qualified and Incentive Stock Option Plan and the Award Agreement incident thereto. Any such award shall grant Employee the option to acquire a certain amount of common stock of the Company at the fair market value of such common stock as of the applicable date. For the purposes of this First Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date). The year-end bonus schedule provided in this Section shall be in effect for fiscal year 2002 only. For each subsequent year of this First Amendment, the parties shall, in good faith, negotiate and agree upon year-end criteria for any such year-end bonuses.


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               (f)  Signing  Bonus.
                    ---------------

                    (i) The Company hereby agrees to provide Employee with a signing bonus, in the form of 15,000 stock options, as additional consideration for his execution of and agreement to the terms of this First Amendment to Employment Agreement. Employee understands that the Company's award of such stock options is contingent upon his execution of this First Amendment with the Company and that the award shall be made subsequent to the execution hereof as follows: Employee shall be awarded the right to acquire 15,000.00 shares of common stock, .01 par value, of Pomeroy Computer Resources, Inc., subject to a three (3) year vesting schedule and any other conditions contained in the Pomeroy Computer
                    Resources, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement. Such award of the stock options to acquire the common stock of Pomeroy Computer Resources, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this First Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

                    (ii) Furthermore, so long as Employee remains employed by the Company during the term of this First Amendment, he shall be awarded (a) the right to acquire 15,000 shares of common stock, $.01 par value, of Pomeroy Computer Resources, Inc., at the end of the second year of the initial term of this First Amendment; and (b) the right to acquire 15,000 shares of common stock, $.01 par value, of Pomeroy Computer Resources, Inc., at the end of the third year of the initial term of this First Amendment. Employee acknowledges and understands that any such stock options awarded to him hereunder at the end of the second and third year of the initial term of this First Amendment shall be subject to a three (3) year vesting schedule and any other conditions contained in the Pomeroy Computer Resources, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement. Such award of the stock options to acquire the common stock of Pomeroy Computer Resources, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this First Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

4. Section 5 of the Agreement shall be amended by adding the following new subsection (h) as provided below:

               5(h)  Management  Based  Objective. Employee shall be eligible to
                     ----------------------------
               receive a quarterly bonus as stated below for each quarter of fiscal 2002 if the


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               Company's  total  outstanding  vendor  receivables (also known as
               "rebated dollars") are less than the following thresholds: If the Company's total outstanding vendor receivables are less than $35,000,000.00 for the applicable quarter, employee shall be entitled to receive a cash bonus of $7,500.00; If the Company's total outstanding vendor receivables are less than $30,000,000.00 for the applicable quarter, employee shall be entitled to receive a cash bonus of $10,000.00; or, if the Company's total outstanding vendor receivables are less than $25,000,000.00 for the applicable quarter, employee shall be entitled to receive a cash bonus of $15,000.00. This Management Based Objective bonus, as provided for hereinabove, shall be in effect for fiscal year 2002 only.


     Except as modified by this First Amendment to Employment Agreement, the parties affirm and ratify the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, this First Amendment to Employment Agreement has been executed as of the day and year first above written.

Witnesses:

___________________________________          POMEROY  COMPUTER
                                             RESOURCES,  INC.

___________________________________          By:________________________________


___________________________________          ___________________________________
                                             MICHAEL  ROHRKEMPER
____________________________________



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